Exhibit 5.1

September 25, 2019

Onconova Therapeutics, Inc.

375 Pheasant Run

Newtown, PA 18940

RE:   Onconova Therapeutics, Inc., Registration Statement on Form S-3 (File No. 333-221684)

Ladies and Gentlemen:

We have acted as counsel to Onconova Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the offering (the “Offering”) by the Company of an aggregate of 2,198,938 shares of common stock, par value $0.01 per share, of the Company (the “Shares”) pursuant to the Registration Statement (as defined below) and the prospectus supplement dated September 23, 2019 (the “Prospectus Supplement”), each filed under the Securities Act of 1933, as amended (the “Securities Act”), with the Securities and Exchange Commission (the “Commission”).

In connection with this opinion letter, we have examined the Company’s registration statement on Form S-3 (Reg. No. 333-221684) (the “Registration Statement”) filed by the Company with the Commission under the Securities Act, which became effective on December 28, 2017, the Prospectus Supplement including the accompanying base prospectus (the “Base Prospectus”) and originals, or copies certified or otherwise identified to our satisfaction, of the Tenth Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and sold by the Company and delivered by the Company against receipt of the purchase price therefor, in the manner contemplated by the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the laws of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the Prospectus Supplement and the Base Prospectus. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP